SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016 (August 16, 2016)

 Commission File Number 0-20734

e.Digital Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0591385 (I.R.S. Employer Identification No.)

16870 W. Bernardo Drive, Suite 120

San Diego, California 92127

(Address of Principal Executive Offices) (Zip Code)

(858) 304-3016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2016, the Board of Directors of eDigital Corporation (“eDigital” or the “Company”) appointed Russell H. Packer as a director to serve until the 2017 Annual General Meeting of Shareholders. Mr. Packer will also serve on the Audit Committee of the Board. With the appointment of Mr. Packer, the number of directors increased from four to five. The current Board chairman, Allen Cocumelli, will no longer serve on the Audit Committee, effective concurrently with Mr. Packer’s appointment.

Mr. Packer has been employed as the Chief Financial Officer of GeoOptics, Inc., a company engaged in the collection and sale of Environmental Earth Observation data for use in operational monitoring and forecasting applications, since 2011. Formerly, he was the CFO of Geometric Results Incorporated (“GRI”), a Ford Motor Company business and technology services subsidiary. Mr. Packer previously spent five years as a financial executive with Coca-Cola, including work on the IPO of Coca-Cola Enterprises, and ten years in investment banking with Shoreline Partners and Delphos Group. He holds a B.S. in Business Administration and an MBA from USC.

A copy of the Press Release announcing the changes to the Company’s Board of Directors is attached hereto as exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Released issued by the Company and dated August 22, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2016	EDIGITAL CORPORATION

By: /s/ ALFRED H. FALK
Alfred H. Falk, President and Chief Executive Officer
(Principal Executive Officer and duly authorized to sign
on behalf of registrant)

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